Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen International Select Fund, a series of

Nuveen Investment Funds, Inc.

811-05309

A special shareholder meeting was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Nuveen International Select Fund
To approve a new investment management
agreement between each Corporation and
Nuveen Fund Advisors, LLC.

   For
            34,463,020
   Against
                   37,124
   Abstain
                   24,546
   Broker Non-Votes
              2,615,543
      Total
            37,140,233


To approve a new sub-advisory agreement
between Nuveen Fund Advisors and Nuveen
Asset Management, LLC.

   For
            34,460,711
   Against
                   39,592
   Abstain
                   24,386
   Broker Non-Votes
              2,615,544
      Total
            37,140,233


To approve revisions to, or elimination of, certain fundamental investment policies:



a. Revise the fundamental policy related to the purchase and sale of commodities.

   For
            34,459,516
   Against
                   42,995
   Abstain
                   22,179
   Broker Non-Votes
              2,615,543
      Total
            37,140,233


b. Eliminate the fundamental policy related to investing for control.

   For
            34,453,896
   Against
                   47,491
   Abstain
                   23,302
   Broker Non-Votes
              2,615,544
      Total
            37,140,233



A special shareholder meeting was also held in the offices of Nuveen Investments on September 12, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve an Agreement and Plan of Reorganization whereby the Fund would reorganize into Nuveen International
Growth Fund, a Series of Nuveen Investment Trust II.

The results of the shareholder votes are as follows:

<c> Nuveen International
Select Fund
To approve an Agreement and Plan of
Reorganization.

   For
            21,997,942
   Against
                   42,527
   Abstain
                   16,113
      Total
            22,056,582





Proxy materials for the August 5 meeting are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF14A, accession number 0001193125-14-240349.

Proxy materials for the September 12 meeting are herein incorporated by reference to the SEC filing on July 24, 2014, under Conformed Submission Type Form N-14/A, accession number 0001193125-14-279087.